UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2010

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreements Entered into in Connection with Spin-off from Pharmaceutical Product Development, Inc.

On June 14, 2010, we completed the previously announced separation and spin-off of our drug development business (which we refer to herein as the Compound Partnering Business), from Pharmaceutical Product Development, Inc., or PPD, our former parent company. In connection with the spin-off, on June 14, 2010, we entered into a Separation and Distribution Agreement and other definitive agreements with PPD that, among other things, set forth the terms and conditions of the separation of our company from PPD and provide a framework for the relationship between us and PPD following the separation. In addition to the Separation and Distribution Agreement, in connection with the spin-off, we and PPD also entered into a Transition Services Agreement, an Employee Matters Agreement, a Tax Sharing Agreement, a Master Development Services Agreement and a Sublease Agreement, which we refer to as the ancillary agreements. Also in connection with the spin-off, effective June 14, 2010, we entered into a Consulting Agreement whereby our founding chairman, Dr. Fredric Eshelman, will provide us with consulting services as specified in the consulting agreement. Each of these agreements is described below.

Separation and Distribution Agreement

On June 14, 2010, we entered into the Separation and Distribution Agreement with PPD. The Separation and Distribution Agreement sets forth our agreements with PPD regarding the principal transactions necessary to separate us from PPD and other agreements that will govern our relationship with PPD after the completion of the separation, as described below.

The Separation and Distribution Agreement identifies the assets to be transferred, liabilities to be assumed and contracts to be assigned to us as part of the separation of PPD into two independent companies, and describes when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All of the assets and liabilities associated or primarily used in connection with the Compound Partnering Business of PPD (other than the dermatology therapeutic discovery unit and spin-related expenses), including the related collaboration agreements, were transferred to us, including all of PPD’s compound partnering intellectual property assets, and other assets and liabilities of the Compound Partnering Business; and

•	PPD’s existing clinical research business and related assets and liabilities were retained by PPD.

Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred to us on an “as is,” “where is” basis. So long as PPD is in compliance with the terms of the Separation and Distribution Agreement relating to the transfer, we will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in us good title, free and clear of any security interest, that any necessary consents or government approvals are not obtained and that any requirements of laws or judgments are not complied with.

To the extent that any transfers contemplated by the Separation and Distribution Agreement have not been consummated on or prior to June 14, 2010, PPD and we will cooperate to affect such transfers as promptly as practicable following the date of the separation. In addition, PPD and we will cooperate with each other and use reasonable commercial efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, PPD and we have released the other party from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement. The Separation and Distribution Agreement provides that we and PPD will indemnify each other for claims arising after June 14, 2010 that relate to our respective businesses subsequent to the spin-off.

The Separation and Distribution Agreement required us to obtain, at our cost, a product liability continuum policy covering the Compound Partnering Business as of June 14, 2010 with an effective term of 10 years, with coverage for product liability claims made after June 14, 2010 but arising on or prior to June 14, 2010, in an amount agreed upon by us and PPD, with PPD named as an additional insured under the policy.

Other matters governed by the Separation and Distribution Agreement include, among others, access to financial and other records and information, legal privilege, confidentiality and resolution of disputes between us and PPD relating to the Separation and Distribution Agreement and the ancillary agreements and the agreements and transactions contemplated thereby.

The description of the Separation and Distribution Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 2.1 hereto.

Transition Services Agreement

On June 14, 2010, we entered into the Transition Services Agreement with PPD pursuant to which PPD will provide us with a variety of administrative services for a period of time following the spin-off. Among the principal services PPD will provide to us are:

•	accounting and finance support;

•	information technology services; and

•	human resources services.

PPD will make each service available to us at cost plus 5%. The term of these transition services will be 12 months, with us having two six-month renewal options.

The description of the Transition Services Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.5 hereto.

Employee Matters Agreement

On June 14, 2010, we entered into the Employee Matters Agreement, which governs the employee benefit obligations of PPD and us as they relate to current and former employees. The Employee Matters Agreement allocates liabilities and responsibilities relating to employee benefit matters, including 401(k) plan matters subject to ERISA in connection with the separation, as well as other employee benefit programs and for treatment of outstanding PPD employee stock options.

The description of the Employee Matters Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.4 hereto.

Tax Sharing Agreement

On June 14, 2010, we entered into the Tax Sharing Agreement that generally governs PPD’s and our respective rights, responsibilities and obligations after the separation with respect to taxes. Under the Tax Sharing Agreement, all tax liabilities and any tax refunds and credits (1) attributable to the Compound Partnering Business for any and all periods or portions thereof ending prior to or on June 14, 2010, (2) resulting or arising from the contribution of the Compound Partnering Business to us, and the distribution of our shares of common stock and the other separation transactions and (3) otherwise attributable to PPD, will be borne solely by or solely for the benefit of PPD. As a result, we generally expect to be liable only for tax liabilities attributable to, or incurred with respect to, the Compound Partnering Business after June 14, 2010. However, if we take any actions after PPD’s distribution of our shares that result in or cause the distribution to be taxable to PPD, we would be responsible under the Tax Sharing Agreement for any resulting taxes imposed on us or on PPD.

The description of the Tax Sharing Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.3 hereto.

Master Development Services Agreement

On June 14, 2010, we entered into the Master Development Services Agreement with PPD. Pursuant to the Master Development Services Agreement, for three years after June 14, 2010, PPD will provide us, at a discount of a single-digit percentage off PPD’s standard pricing, with drug development services, specifically Phase I through IV clinical development services, pre-clinical services, post-approval services, program management, general drug development consulting, biostatistics and data management services, medical communications, regulatory consulting, laboratory services, including, but not limited to, analytical, bioanalytical, central laboratory and vaccine testing services, and such other drug development services as we require for our drug development candidates. There is no minimum or maximum dollar amount of services under this agreement, but we currently expect to pay PPD fees of approximately $40.0 million in the first 12 months after the spin-off for drug development services under the agreement. We will use PPD for our drug development needs as long as PPD has the expertise and capabilities to provide the required services. If PPD does not have the expertise and capabilities to provide the services we require, we may seek to obtain those services from a third party provider. In addition, if PPD is in material breach of its obligations to provide services and does not cure the breach within 30 days after receipt of written notice (or if the breach cannot reasonably be so cured, PPD commences diligent efforts to cure during that period and continues them until the cure is completed within a reasonable time period), we may terminate the applicable project agreement and use another party to provide the services. Furthermore, we may terminate the Master Development Services Agreement and the preferred provider relationship in the event that in any consecutive 12-month period, PPD on two or more occasions fails to remedy project specific material breaches within the applicable cure period, or PPD on two or more occasions fails to remedy a material breach under the agreement (other than the project specific breaches noted above) within the applicable cure period. PPD also has customary termination rights in the event we breach the agreement and fail to cure within the applicable cure period.

The description of the Master Development Services Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.6 hereto.

Sublease Agreement

On June 14, 2010, we entered into the Sublease Agreement with PPD for office space to be utilized by us in our operations at our principal executive office in Morrisville, North Carolina. Under the sublease, we will pay PPD base rent, additional rent associated with common area maintenance and other customary charges, and costs associated with PPD’s WAN connection and internet technology help desk support at the premises. We will also have to pay for any leasehold improvements we request. The sublease has an initial term of two years with an option to renew for one additional year.

The description of the Sublease Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.2 hereto.

Consulting Agreement for Services of Dr. Eshelman

Effective June 14, 2010, we entered into a Consulting Agreement with Elk Mountain Consulting, LLC. Pursuant to the Consulting Agreement, Elk Mountain will cause our founding chairman, Dr. Fredric Eshelman, and only Dr. Eshelman, to provide us senior strategic oversight services, assist our President and Chief Medical Officer with executive functions, executive decision-making and senior management integration, assist us with investor relations matters and provide other services as needed or requested by us. We believe these services will be important to our initial and long-term success, given Dr. Eshelman’s knowledge of our business as well as his extensive experience and expertise in drug development. For the consulting services, Elk Mountain will receive two option grants. The first grant, made on June 17, 2010, is a stock option to purchase 197,627 shares of our common stock, which is an amount equal to 2.0% of our common stock outstanding immediately after the completion of the spin-off, with an exercise price of $9.11, which was equal to the fair market value of our common stock on the date of grant. The second grant will be made on or about June 14, 2012, which will be the second anniversary of the spin-off, in an amount equal to 1.0% of our common stock outstanding on the date of grant, with an exercise price equal to the fair market value of our common stock on the date of grant. Each option will vest over three years, with one third of each option vesting on each of the first, second and third anniversaries of the grant. We also will reimburse Elk Mountain for its reasonable and necessary business expenses incurred in connection with providing the services. The Consulting Agreement may be terminated by us or by Elk Mountain at any time and for any reason upon 30 days written notice. If Elk Mountain terminates its engagement for any reason or if its engagement terminates due to Dr. Eshelman’s death or disability, then unless our board approves otherwise, any unvested options will terminate. If we terminate Elk Mountain’s engagement at any time without cause (as defined in our stock plan), then all unvested options will immediately vest. If we terminate Elk Mountain’s engagement for cause, then all unexercised options, whether vested or not, will terminate.

The description of the Consulting Agreement is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.7 hereto.

Item 8.01 Other Events.

On June 15, 2010, we issued a press release announcing the completion of the spin-off from PPD on June 14, 2010. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

As part of the spin-off, our board of directors and PPD, as our then sole stockholder, previously approved our 2010 Stock Plan. Our board had reserved an amount of our common stock available under the plan equal to 18% of the shares of stock to be issued to PPD shareholders in the spin. On June 14, 2010, an aggregate of 9,881,340 shares of our common stock were issued in the spin. Consequently, the number of shares reserved for issuance under our 2010 Stock Plan was automatically set at 1,778,641 shares. The 2010 Stock Plan was filed as Exhibit 10.1 to our Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission on June 16, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and Pharmaceutical Product Development, Inc.

10.2	Sublease Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and PPD Development, LP.

10.3	Tax Sharing Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and Pharmaceutical Product Development, Inc.

10.4	Employee Matters Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and Pharmaceutical Product Development, Inc.

10.5	Transition Services Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and Pharmaceutical Product Development, Inc.

10.6*	Master Development Services Agreement, dated June 14, 2010, by and between Furiex Pharmaceuticals, Inc. and PPD Development, LP.

10.7	Consulting Agreement, dated June 14, 2010, by and between Elk Mountain Consulting, LLC and Furiex Pharmaceuticals, Inc.

99.1	Press release issued on June 15, 2010.

*	The registrant has received confidential treatment with respect to portions of this exhibit. Those portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: June 18, 2010	/s/ Marshall H. Woodworth
Marshall H. Woodworth
Vice President – Finance